UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 7, 2014

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 7, 2014, the board of directors (the “Board”) of CytoDyn Inc. (the “Company”) increased the number of positions on the Board by one and appointed Denis Burger, Ph.D., to fill the vacancy. Dr. Burger was also appointed as a member of the Compensation Committee and the Nominating and Governance Committee of the Board.

No arrangement or understanding exists between Dr. Burger and any other person pursuant to which Dr. Burger was appointed as a director. Dr. Burger will be compensated for his services as a director consistent with the Company’s compensation policies for nonemployee directors generally. A summary of the Company’s compensation program for nonemployee directors effective June 1, 2013, is included as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2013, and incorporated herein by reference.

Additional information regarding Dr. Burger is included in Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Form 8-K.

99.1	Press release dated February 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: February 13, 2014	By:	/s/ Michael D. Mulholland
Michael D. Mulholland
Chief Financial Officer